UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Matawan Road, Suite 420, Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Mr. Gary Jamison has resigned as a director of PacificHealth Laboratories, Inc. Mr. Jamison was elected to the Board of Directors pursuant to PacificHealth's Amended and Restated Investor Rights Agreement with Hormel Health Labs, LLC ("Hormel") as the holder of all of PacificHealth's outstanding Series A Preferred Stock. That agreement provides the holders of the Series A Preferred Stock with the right to designate an individual to be nominated to the Company Board of Directors, provided that such designee would be considered an independent director. Mr. Jamison resigned from PacificHealth's Board of Directors in connection with a change in his area of responsibility within Hormel.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Date: September 18, 2006	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer

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